UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2024

Whole Earth Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38880	38-4101973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 S. Wacker Drive
Suite 1250
Chicago, IL 60606
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 840-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FREE	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one share of common stock	FREEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Introduction

As previously disclosed on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) by Whole Earth Brands, Inc. (the “Company”) on February 13, 2024, the Company is party to that certain Agreement of Merger, dated as of February 12, 2024 (the “Merger Agreement”) with Sweet Oak Parent LLC (f/k/a Ozark Holdings, LLC), a Delaware limited liability company (“Parent”) and Sweet Oak Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”).

On August 5, 2024 (the “Closing Date”), pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in the Introduction to this Current Report on Form 8-K (the “Introduction”) is incorporated into this Item 1.01 by reference.

Credit Agreement

On the Closing Date, Parent, as  borrower, entered into that certain Senior Secured Credit Agreement with Silver Point Finance, LLC, as administrative agent and collateral agent, the lenders from time to time party thereto and the other guarantors from time to time party thereto (the “Parent Credit Agreement”), which provides for (i) a term loan facility in an aggregate principal amount equal to $800 million and (ii) a revolving loan facility in an aggregate principal amount equal to $75 million. Certain subsidiaries of Parent, including the Company, are guarantors under the Parent Credit Agreement. The obligations under the Parent Credit Agreement are secured on a first priority basis by substantially all assets of the borrowers and the guarantors (subject to certain exclusions and exceptions). The Parent Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of their respective types.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in the Introduction is incorporated into this Item 1.02 by reference.

On August 5, 2024, in connection with the consummation of the Merger, all outstanding indebtedness under that certain Amended and Restated Loan Agreement, dated February 5, 2021 (as amended, the “Company Credit Agreement”), by and among the Company, as borrower, the credit parties thereto, and Toronto Dominion (Texas) LLC as administrative agent and collateral agent, was repaid in full and all commitments thereunder were terminated. Additionally, the guarantees and liens securing the indebtedness under the Company Credit Agreement were discharged and released.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction is incorporated into this Item 2.01 by reference.

At the effective time of the Merger (the “Effective Time”), each share of common stock of the Company, par value $0.0001 per share (“Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (A) shares of Common Stock owned by the Company or any of the Company’s wholly owned subsidiaries or Parent or any of Parent’s affiliates (collectively, “Company Excluded Shares) and (B) shares of Common Stock held by stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the Delaware General Corporation Law (the “DGCL”)) was cancelled and automatically converted into the right to receive cash consideration equal to $4.875 per share of Common Stock (the “Per Share Merger Consideration”).

As of the Effective Time, the Company Excluded Shares were cancelled and extinguished without any conversion thereof or consideration paid therefor.

In addition, pursuant to the Merger Agreement, at the Effective Time:

•
each (i) award of restricted Common Stock became fully vested and was treated as a share of Common Stock issued and outstanding immediately prior to the Effective Time, (ii) each restricted stock unit award with respect to shares of Common Stock became fully vested and, after giving effect to such vesting, was automatically cancelled and converted into the right to receive an amount in cash (less any applicable tax withholding) equal to (A) the total number of shares of Common Stock underlying such award, multiplied by (B) the Per Share Merger Consideration, and (iii) each performance-based restricted stock unit award with respect to shares of Common Stock became fully vested based on target level achievement of all performance targets (without application of any modifier) and, after giving effect to such vesting, was automatically cancelled and converted into the right to receive any amount in cash (less any applicable tax withholding) equal to (Y) the total number of shares of Common Stock underlying such award, multiplied by (Z) the Per Share Merger Consideration; and

•
each warrant (each, a “Warrant”) to purchase shares of Common Stock pursuant to the Warrant Agreement, dated June 25, 2020, by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), outstanding immediately prior to the Effective Time automatically became  exercisable solely for a cash amount equal to the Per Share Merger Consideration that such holder would have received if such Warrant had been exercised immediately prior to the Effective Time, provided, however, that if any holder of a Warrant properly exercises a Warrant within thirty (30) days following the date hereof, the exercise price of a Warrant shall be reduced to $2.398 per one-half share of Common Stock ($4.795 per whole share of Common Stock) and the holder of a Warrant will be entitled to receive the Black-Scholes Warrant Value (as defined in the Warrant Agreement) with respect to such Warrant determined in accordance with Section 4.4 of the Warrant Agreement, which  was equal to approximately $0.0399 per Warrant as of the close of trading on August 2, 2024, the last trading day prior to the Effective Time.

The foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2024 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

In connection with the closing of the Merger, the Company notified the NASDAQ Stock Market LLC (“Nasdaq”) of its intent to remove the Common Stock and Warrants from listing on Nasdaq and requested that Nasdaq (i) suspend trading of the Common Stock and Warrants on Nasdaq prior to the opening of trading on August 5, 2024 and (ii) file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister the Common Stock and Warrants under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, the Company intends to file a certification on Form 15 with the SEC suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Common Stock and Warrants.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introduction and Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

The information set forth in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

In connection with the consummation of the Merger (and not because of any disagreement with the Company), each of the following directors of the Company (Irwin D. Simon, Anuraag Agarwal, Steven M. Cohen, Denise M. Faltischek, Michael F. Goss and Ira J. Lamel) resigned as a member of the board of directors of the Company as of the Effective Time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

At the Effective Time, the Certificate of Incorporation, as amended, of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1
Agreement of Merger, dated February 12, 2024, by and among Ozark Holdings, LLC, Sweet Oak Merger Sub, LLC and Whole Earth Brands, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 13, 2024)*

3.1	Amended and Restated Certificate of Incorporation of Whole Earth Brands, Inc.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

* Schedules (or similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules or similar attachments to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whole Earth Brands, Inc.

Dated: August 5, 2024	By:	/s/ Ira W. Schlussel
	Name:	Ira W. Schlussel
	Title:	Vice-President and Chief Legal Officer